Exhibit 99.6

RCHI GROUP

UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

F-1

RCHI GROUP

UNAUDITED CONDENSED COMBINED BALANCE SHEET

September 10, 2024

ASSETS
Current assets:
Cash	$7,963
Accounts receivable, net	2,304,578
Supplies	201,734
Related party receivable	49,436
Prepaid expenses and other current assets	73,377
Total current assets	2,637,088
Property and equipment, net	176,109
Right-of-use asset	2,692,946
Deposits	54,559

Total assets	$5,560,702

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Accounts payable	$3,081,356
Accrued expenses	7,953,188
Note payable	623,832
Right-of-use liability, current portion	213,626
Loans from Parent	20,464,035
Total current liabilities	32,336,037

Right-of-use liability, net of current portion	2,479,320

Total liabilities	34,815,357
Commitments and contingencies (Note 10)

Stockholder’s deficit:
Common stock, $0.01 par value, 100 shares authorized, 100 shares issued and outstanding	1
Additional paid-in-capital	99
Accumulated deficit	(29,254,755)
Total stockholder’s deficit	(29,254,655)
Total liabilities and stockholder’s deficit	$5,560,702

The accompanying notes are an integral part of these condensed combined financial statements.

F-2

RCHI GROUP

UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Period
January 1 to September 10,
2024

Net revenues	$8,283,840

Operating expenses:
Direct costs of revenues	4,220,275
General and administrative expenses	4,133,049
Depreciation and amortization	114,107
Total operating expenses	8,467,431

Loss before other income
(expense) and income taxes	(183,591)

Other expense:
Other expense, net	(556,156)
Interest expense	(225,683)
Total other expense, net	(781,839)

Net loss before income taxes	(965,430)
Provision for income taxes	-
Net loss	$(965,430)

The accompanying notes are an integral part of these condensed combined financial statements.

F-3

RCHI GROUP

UNAUDITED CONDENSED COMBINED STATEMENT OF STOCKHOLDER’S DEFICIT

For the Period January 1, 2024 to September 10, 2024

	Common Stock		Additional paid-in	Accumulated	Stockholder’s
	Shares	Amount	capital	Deficit	Deficit
Balance at December 31, 2023	100	$1	$99	$(28,298,325)	$(28,289,225)
Net loss	-	-	-	(965,430)	(965,430)
Balance at September 10, 2024	100	$1	$99	$(28,254,755)	$(29,254,655)

The accompanying notes are an integral part of these condensed combined financial statements.

F-4

RCHI GROUP

UNAUDITED CONDENSED COMBINED STATEMENT OF CASH FLOWS

For the Period
January 1 to September 10, 2024

Cash flows from operating activities:
Net loss	$(965,430)
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation and amortization	114,107
Loss on disposal of fixed assets	4,372
Loss on sale of accounts receivable under sales agreements	664,010
Changes in operating assets and liabilities:
Accounts receivable	111,486
Supplies	(7,400)
Prepaid expenses and other current assets	(30,255)
Related party receivable	(49,436)
Change in right-of-use asset	(2,692,946)
Accounts payable	272,996
Accrued expenses	723,960
Change in right-of-use liability	2,692,946
Net cash provided by operating activities	838,410

Cash flows from investing activities:
Capital expenditures	(32,609)
Net cash used in investing activities	(32,609)
Cash flows from financing activities:
Payments of loans from Parent	(681,162)
Proceeds from accounts receivable sales agreements	1,112,955
Payments on accounts receivable sales agreements	(1,252,646)
Net cash used in financing activities	(820,853)

Net change in cash	(15,052)

Cash at beginning of period	23,015

Cash at end of period	$7,963

The accompanying notes are an integral part of these condensed combined financial statements.

F-5

RCHI GROUP

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

For the Period January 1, 2024 to September 10, 2024

Note 1 – Basis of Presentation

Rennova Community Health, Inc. (“RCHI”), a Florida corporation, and Scott County Community Hospital, Inc. (“SCCH”), a Tennessee corporation, are referred to herein as the RCHI Group. The RCHI Group is owned by Rennova Health, Inc. (“RHI”) or when including RHI’s subsidiaries (“Parent”). During the year ended December 31, 2023, RCHI acquired all the outstanding shares of SCCH. SCCH operates as Big South Fork Medical Center (“BSF”).

BSF is a critical access care hospital located in Oneida, Tennessee consisting of: a 52,000-square foot leased hospital building and 6,300-square foot professional building on approximately 4.3 acres. BSF has 25 inpatient beds, a 24/7 emergency department and provides ancillary services, including laboratory, radiology, respiratory and pharmacy services. The hospital became operational on August 8, 2017 and it became certified as a Critical Access Hospital (rural) hospital in December 2021, retroactive to June 30, 2021.

Stock Exchange Agreement. and Amended and Restated Stock Exchange Agreement with FOXO Technologies Inc.

On June 10, 2024, RHI and RCHI entered into the Stock Exchange Agreement (the “RCHI SEA”) with FOXO Technologies Inc. (“FOXO”), wherein RHI agreed to exchange all of its equity interest in RCHI for FOXO preferred stock. On September 10, 2024, RHI and RCHI entered into the Amended and Restated Stock Exchange Agreement with FOXO (the “Amendment”) under which RHI exchanged all of its equity interest in RCHI with FOXO for consideration of $100 and RCHI issued a promissory note (the ‘Note”) to RHI in the amount of $22 million, subject to certain adjustments. The RCHI SEA, the Amendment and Note are more fully discussed in Note 12.

Basis of Presentation

The financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and require management to make certain judgments, estimates, and assumptions. These may affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. They also may affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates upon subsequent resolution of identified matters.

The financials statements include assets and liabilities of RCHI and SCCH. All significant intercompany transactions between RCHI and SCCH have been eliminated and intercompany transactions between the RCHI and Parent have been included within the caption “Loans to Parent” on the Balance Sheet and Statement of Cash Flow and all external debt of RHI not directly attributable to the RCHI has been excluded from the Balance Sheet of RCHI.

Comprehensive Income

During the period January 1, 2024 to September 10, 2024, comprehensive loss was equal to the net loss amount presented in the Statement of Operations.

Note 2 – Going Concern

Under ASU 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40) (“Accounting Standards Codification (“ASC”) 205-40”), the RCHI Group has the responsibility to evaluate whether conditions and/or events raise substantial doubt about its ability to meet its future financial obligations as they become due within one year after the date that the financial statements are issued. As required by ASC 205-40, this evaluation shall initially not take into consideration the potential mitigating effects of plans that have not been fully implemented as of the date the financial statements are issued. Management has assessed the RCHI Group’s ability to continue as a going concern in accordance with the requirement of ASC 205-40.

As reflected in the combined financial statements, the RCHI Group had a working capital deficit and an accumulated deficit at September 10, 2024. In addition, the RCHI Group had a net loss from continuing operations for the period from January 1, 2024 to September 10, 2024. The RCHI Group has a promissory note in payment default, its cash is deficient and payments for its operations in the ordinary course are not being made in a timely manner. In the period January 1, 2024 to September 10, 2024, some monies were used to repay parent-level obligations.

F-6

BSF received its Critical Asset Hospital designation in 2021 (retroactive to June 30, 2021) and experienced increased net revenues and collections in 2022 and 2023 that allowed the RCHI Group to: (i) resolve certain third-party debt disputes, (ii) resolve certain litigation claims, (iii) repay certain parent-level intercompany debt and (v) better manage vendors. However, certain overpayments by Medicare (and other payors) need to be refunded (either through recoupments or via agreed-upon payment plans).

There can be no assurance that the RCHI Group will be able to achieve its business plan and/or raise any additional capital necessary to implement its plans. The ability of the RCHI Group to continue as a going concern is dependent upon its ability to raise adequate capital to fund its operations and repay its outstanding debt and other past due obligations, fully align its operating costs, increase its net revenues and collections, and regain consistently profitable operations. The RCHI Group’s financial statements are prepared assuming it can continue as a going concern, which contemplates continuity of operations through realization of assets, and the settling of liabilities in the normal course of business. Furthermore, the accompanying financial statements do not include any adjustments that might be necessary if the RCHI Group is unable to continue as a going concern

Note 3 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant areas of estimation include contractual allowances, allowances for doubtful accounts, impairment of assets and rates for depreciation and amortization, accrued and contingent liabilities), among other items. Actual results could differ from those estimates and would impact future results of operations and cash flows.

Cash and Cash Equivalents

The RCHI Group considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

The RCHI Group recognizes revenue in accordance with Accounting Standard Codification (“ASC”), “Revenue from Contracts with Customers (Topic 606),” including subsequently issued updates. Under the accounting guidance, revenues are presented net of estimated contractual allowances and estimated implicit price concessions. The RCHI Group also does not present “allowances for doubtful accounts” on its balance sheets.

The RCHI Group’s revenues relate to contracts with patients in which its performance obligations are to provide health care services to the patients. Revenues are recorded during the period its obligations to provide health care services are satisfied. Its performance obligations for inpatient services are generally satisfied over periods averaging approximately three days, and revenues are recognized based on charges incurred. Its performance obligations for outpatient services, including emergency room-related services, are generally satisfied over a period of less than one day. The contractual relationships with patients, in most cases, also involve a third-party payer (Medicare, Medicaid, managed care health plans and commercial insurance companies) and the transaction prices for the services provided are dependent upon the terms provided by (Medicare and Medicaid) or negotiated with (managed care health plans and commercial insurance companies) the third-party payers. The payment arrangements with third-party payers for the services it provides to the related patients typically specify payments at amounts less than our standard charges. Medicare, because of the BSF’s designation as a Critical Access Hospital, generally pays for inpatient and outpatient services at rates related to the hospital’s costs. Services provided to patients having Medicaid coverage are generally paid at prospectively determined rates per discharge, per identified service or per covered member. Agreements with commercial insurance carriers, managed care and preferred provider organizations generally provide for payments based upon predetermined rates per diagnosis, per diem rates or discounted fee-for-service rates. Management continually reviews the contractual estimation process to consider and incorporate updates to laws and regulations and the frequent changes in managed care contractual terms resulting from contract renegotiations and renewals. The RCHI Group’s net revenues are based upon the estimated amounts it expects to be entitled to receive from patients and third-party payers. Estimates of contractual allowances under managed care and commercial insurance plans are based upon the payment terms specified in the related contractual agreements. Revenues related to uninsured patients and uninsured copayment and deductible amounts for patients who have health care coverage may have discounts applied (uninsured discounts and contractual discounts). The RCHI Group also records estimated implicit price concessions (based primarily on historical collection experience) related to uninsured accounts to record self-pay revenues at the estimated amounts ii expects to collect.

F-7

Laws and regulations governing Medicare and Medicaid programs are complex and subject to interpretation. Estimated reimbursement amounts are adjusted in subsequent periods as cost reports are prepared and filed and as final settlements are determined (in relation to certain government programs, primarily Medicare, this is generally referred to as the “cost report” filing and settlement process). As of September 10, 2024, $2.1 million of Medicare cost report settlement reserves was recorded as a liability on the Balance Sheet, as more fully discussed in Note 7.

The collection of outstanding receivables for Medicare, Medicaid, managed care payers, other third-party payers and patients is the RCHI Group’s primary source of operating cash and is critical to its operating performance. The primary collection risks relate to uninsured patient accounts, including patient accounts for which the primary insurance carrier has paid the amounts covered by the applicable agreement, but patient responsibility amounts (deductibles and copayments) remain outstanding. Implicit price concessions relate primarily to amounts due directly from patients. Estimated implicit price concessions are recorded for all uninsured accounts, regardless of the aging of those accounts. Accounts are written off when all reasonable internal and external collection efforts have been performed. The estimates for implicit price concessions are based upon management’s assessment of historical write offs and expected net collections, business and economic conditions, trends in federal, state and private employer health care coverage and other collection indicators. Management relies on the results of detailed reviews of historical write-offs and collections of the RCHI Group’s revenues and accounts receivable (the “hindsight analysis”) as a primary source of information in estimating the collectability of its accounts receivable.

Contractual Allowances and Doubtful Accounts Policy

Accounts receivable are reported at realizable value, net of estimated contractual allowances and estimated implicit price concessions (also referred to as doubtful accounts), which are estimated and recorded in the period the related revenue is recorded. The RCHI Group has a standardized approach to estimating and reviewing the collectability of its receivables based on a number of factors, including the period they have been outstanding. Historical collection and payer reimbursement experience is an integral part of the estimation process related to contractual allowances and doubtful accounts. In addition, the RCHI Group regularly assesses the state of its billing operations in order to identify issues which may impact the receivables or reserve estimates. Receivables deemed to be uncollectible are charged against the allowance for doubtful accounts at the time such receivables are written-off. Recoveries of receivables previously written-off are recorded as credits to the allowance for doubtful accounts. Revisions to the allowances for doubtful accounts are recorded as an adjustment to revenues.

During the period January 1, 2024 to September 10, 2024, estimated contractual allowances and implicit price concessions of $26.3 million and $3.7 million, respectively, were recorded as reductions to the RCHI Group’s revenues and accounts receivable balances. These amounts were recorded to enable the RCHI Group to record its revenues and accounts receivable at the estimated amounts it expected to collect. As required by Topic 606, after estimated implicit price concessions and contractual and related allowance adjustments to revenues of $30.0 million for the period January 1, 2024 to September 10, 2024, the RCHI Group reported net revenues of $8.4 million. The RCHI Group continues to review the provisions for implicit price concessions and contractual allowances. See Note 4.

Impairment or Disposal of Long-Lived Assets

The RCHI Group accounts for the impairment or disposal of long-lived assets according to the Financial Accounting Standards Board (“FASB”) ASC 360, “Property, Plant and Equipment.” Long-lived assets are reviewed when facts and circumstances indicate that the carrying value of the asset may not be recoverable. When necessary, impaired assets are written down to estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates. The RCHI Group did not record asset impairment charges during the period January 1, 2024 to September 10, 2024.

F-8

Fair Value of Financial Instruments

In accordance with ASC 820, “Fair Value Measurements and Disclosures,” the RCHI Group applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities that are required to be recorded at fair value, the RCHI Group considers the principal or most advantageous market in which it would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

●	Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities that RCHI has the ability to access at the measurement date.

●	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly, such as quoted prices for similar assets or liabilities in active markets; or quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets).

●	Level 3 applies to assets or liabilities for which fair value is derived from valuation techniques in which one or more significant inputs are unobservable, including the RCHI Group’s own assumptions.

At September 10, 2024, the carrying value of the RCHI Group’s accounts receivable, accounts payable, accrued expenses and note payable approximated their fair values due to their short-term nature. The RCHI Group had no Level 1, 2 or 3 assets or liabilities at September 10, 2024. As of September 10, 2024, the carrying value of the RCHI Group’s property and equipment and right-of-use assets and liabilities represented their fair values.

Income Taxes

The RCHI Group will be included in the consolidated income tax returns of RHI for the period January 1, 2024 to September 10, 2024 and a determination has been made by RHI’s management not to allocate any of the deferred tax assets or liabilities to the RCHI Group as of September 10, 2024. Accordingly, the RCHI Group has not provided for income taxes in the financial statements. On June 10, 2024, RHI entered into the RCHI SEA and on September 10, 2024, RHI entered into the Amendment, as more fully discussed in Notes 1 and 12. Accordingly, the RCHI Group will begin to recognize income taxes as appropriate based upon its new ownership structure. In that event, it is expected that the RCHI Group will use the liability method of accounting for income taxes. Under the liability method, future tax liabilities and assets are recognized for the estimated future tax consequences attributable to differences between the amounts reported in the financial statement carrying amounts of assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantially enacted income tax rates expected to apply when the asset is realized or the liability settled. The effect of a change in income tax rates on future income tax liabilities and assets is recognized in income in the period that the change occurs. Future income tax assets are recognized to the extent that they are considered more likely than not to be realized. When projected future taxable income is insufficient to provide for the realization of deferred tax assets, the RCHI Group will recognize a valuation allowance.

In accordance with U.S. GAAP, the RCHI Group is required to determine whether a tax position of the RCHI Group is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Derecognition of a tax benefit previously recognized could result in the RCHI Group recording a tax liability that would reduce net assets. The RCHI Group determined that it has not incurred any liability for tax benefits as of September 10, 2024. State income taxes may also be due on any income generated subsequent the RCHI Group’s change in ownership on September 10, 2024.

Note 4 – Accounts Receivable

Accounts receivable at September 10, 2024 consisted of the following:

September 10, 2024
Accounts receivable	$11,360,299
Less:
Contractual allowances	(7,377,288)
Allowance for doubtful accounts	(1,153,114)
Accounts receivable owed under sales agreements	(525,319)
Accounts receivable, net	$2,304,578

For the period January 1, 2024 to September 10, 2024, the RCHI Group incurred bad debt expense of $3.7 million, which was recorded as a reduction of revenues.

F-9

Accounts Receivable Sales Agreements

During the period January 1, 2024 to September 10, 2024, the RCHI Group entered into four accounts receivable sales agreements whereby portions of the RCHI Group’s accounts receivable were sold for net proceeds of $1.1 million. The agreements require periodic payments based on the SCCH’s accounts receivable collections until payments of $1.8 million are made. The RCHI Group recorded a loss on the sales of its accounts receivable during the period January 1, 2024 to September 10, 2024 of $0.7 million. One of the accounts receivable sales agreements is currently in default due to non-payment.

Note 5 – Property and Equipment

Property and equipment at September 10, 2024 consisted of the following:

September 10, 2024

Leasehold improvements	$2,160
Furniture and equipment	5,000
Medical equipment	692,167
Computer equipment	23,000
Leased assets	189,711
912,038
Less accumulated depreciation	(735,929)
Property and equipment, net	$176,109

Property and equipment are depreciated on a straight-line basis over their respective lives. Leasehold improvement, furniture and equipment, medical equipment and computer equipment are being depreciated over lives ranging from three to ten years. Depreciation expense on property and equipment was $0.1 million for the period January 1, 2024 to September 10, 2024. Management periodically reviews the valuation of property and equipment for potential impairment. Management did not recognize any impairment of these assets during the period January 1, 2024 to September 10, 2024.

Note 6 – Right-of-Use Asset and Liability

As discussed in Note 9, the RCHI Group leases facilities for SCCH’s operations under an operating lease with a subsidiary of RHI. For operating leases with terms greater than 12 months, including annual options that are expected to be renewed, the RCHI Group records the related right-of-use assets and right-of-use liabilities at the present value of lease payments over the terms.

The RCHI Group uses an estimated borrowing interest rate at lease commencement as its interest rate, as its operating leases do not provide a readily determinable implicit interest rate.

The following table presents the RCHI Group’s lease-related asset and liability at September 10, 2024:

	Balance Sheet Classification	September 10, 2024

Asset:

Operating lease	Right-of-use operating lease asset	$2,692,946

Liability:
Current:
Operating lease	Right-of-use operating lease liability	$213,626
Noncurrent:
Operating lease	Right-of-use operating lease liability	2,479,320

Total right-of-use lease liability		$2,692,946

Weighted average remaining term of operating lease, including option periods expected to renew		5.77 years

Interest rate		22.0%

F-10

The following table presents certain information related to lease expense for the right-of-use operating lease for the period January 1, 2024 to September 10, 2024:

January 1, 2024 to
September 10, 2024

Right-of-use operating lease amortization (1)	$45,220
Right-of-use operating lease interest expense (2)	$149,780

(1)	Expense is included in selling, general and administrative expenses in the Statement of Operations.

(2)	Expense is included in interest expense in the Statement of Operations.

The following table presents supplemental cash flow information for the period January 1, 2024 to September 10, 2024:

January 1, 2024 to September 10, 2024
Operating cash flows for right-of-use operating lease	$-

Aggregate future minimum lease payments under right-of-use operating lease are as follows:

Right-of-Use Operating Lease
Twelve months ending:
September 11, 2024 to September 10, 2025	$785,850
September 11, 2025 to September 10, 2026	809,426
September 11, 2026 to September 10, 2027	833,708
September 11, 2027 to September 10, 2028	858,720
September 11, 2028 to September 10, 2029	884,481
Thereafter	678,175
Total	4,850,360

Less interest	(2,157,414)
Present value of minimum lease payments	2,692,946

Less current portion of right-of-use lease liability	(213,626)
Right-of-use lease liability, net of current portion	$2,479,320

F-11

Note 7 – Accrued Expenses

Accrued expenses at September 10, 2024 consisted of the following:

September 10, 2024
Accrued payroll and related liabilities	$4,392,345
Accrued interest	400,381
Medicare cost report settlement reserves	2,097,135
Other accrued expenses	1,063,327
Accrued expenses	$7,953,188

Accrued payroll and related liabilities included approximately $4.0 million for accrued past due payroll taxes and associated penalties and interest as of September 10, 2024.

Note 8 – Note Payable

Note payable at September 10, 2024 was $0.6 million. On August 10, 2021, SCCH entered into a note payable to Western Healthcare, LLC in the aggregate principal amount of $1.6 million. The note was issued under the terms of a settlement agreement related to an agreement that SCCH had previously entered into for medical staffing services. The note bears interest at a rate of 18% per annum and payments consisting of principal and interest were due no later than August 30, 2022. RCHI  has not made all of the monthly installments due under the note and the note is past due. RHI is a co-borrower of the note.

Interest expense on the note payable was approximately $0.1 million during the period January 1, 2024 to September 10, 2024.

Note 9 – Related Parties and Loans from Parent

Myrtle Recovery Centers, Inc.

Included in net revenues was $21,665 of revenue from Myrtle Recovery Centers, Inc. (“Myrtle”) during the period January 1, 2024 to September 10, 2024, related to ancillary services provided to Myrtle by SCCH, under a services agreement. The RCHI Group and Myrtle were owned by RHI from June 8, 2022 (date of Myrtle’s inception) to June 14, 2024, when Myrtle was sold to FOXO.

On June 1, 2024, the RCHI Group and Myrtle entered into a management agreement wherein the RCHI Group agreed to provide management and consulting services to Myrtle for a management fee of $15,000 per month. The agreement can be terminated by either party at any time without cause on thirty days written notice to the other party. Included in Other expense, (net) for the period January 1, 2024 to September 10, 2024 was $43,500 of management fees income pursuant to the agreement. At September 10, 2024, $49,436 was due from Myrtle for management fees and other expenses.

InnovaQor, Inc.

During the period January 1, 2024 to September 10, 2024, the RCHI Group contracted with InnovaQor, Inc.(“InnovaQor”) to provide ongoing health information technology-related services totaling approximately $0.2 million. These costs are included in general and administrative expenses in the Statement of Operations. RHI owns preferred stock in InnovaQor and has provided working capital loans to InnovaQor.

Lease Agreement with Parent

On June 1, 2024, SCCH entered into a lease agreement with a subsidiary of RHI under which the SCCH agreed to lease the BSF hospital campus consisting of a hospital and medical office building for a term of one year with five annual options to renew for an additional year with an initial annual base rent in the amount of $780,000, subject to certain escalators. The lease is accounted for as a right-of-use asset and a right-of-use obligation as presented in Note 6.

Loans from Parent

To fund its operations, the RCHI Group has relied on non-interest-bearing loans from Parent. The loans totaled $20.5 million at September 10, 2024. The loans are reflected on the Balance Sheet in the caption, “Loans from Parent.”

F-12

Note 10– Commitments and Contingencies

Concentration of Credit Risk

Credit risk with respect to accounts receivable is generally lower due to the nature of the customers comprising the customer base. The RCHI Group continually monitors and evaluates its patient registration and collection procedures to minimize potential credit risks associated with its accounts receivable and establishes an allowance for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is not material to the financial statements.

The RCHI Group maintains its cash balances in high-credit-quality financial institutions. The RCHI Group expects that its cash balances may, at times in the future, exceed the deposit insurance limits provided by the Federal Deposit Insurance Corp., Inc.

Legal Matters

From time to time, the RCHI Group may be involved in a variety of claims, lawsuits, investigations and proceedings related to contractual disputes, employment matters, regulatory and compliance matters, intellectual property rights and other litigation arising in the ordinary course of business. The RCHI Group’s policy is to expense legal fees and expenses incurred in connection with legal proceedings in the period in which the expense is incurred. The RCHI Group operates in a highly regulated industry which may inherently lend itself to legal matters. Management is aware that litigation has associated costs and that results of adverse litigation verdicts could have a material effect on the RCHI Group’s financial position or results of operations. Management, in consultation with legal counsel, has determined that there are no known material legal matters affecting the RCHI Group presently outstanding.

Note 11 – Recent Accounting Pronouncements

In December 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-09, Improvements to Income Tax Disclosures, which requires enhanced annual disclosures for specific categories in the rate reconciliation and income taxes paid disaggregated by federal, state and foreign taxes. ASU 2023-09 is effective for the RCHI Group for annual periods beginning after December 15, 2025. The RCHI Group plans to adopt ASU 2023-09 effective January 1, 2026 applying a retrospective approach to all prior periods presented in the financial statements. The RCHI Group expects the adoption of this ASU to enhance its income tax disclosures.

Other pronouncements issued by the FASB with future effective dates are either not applicable or are not expected to have a material impact on the RCHI Groups’ financial position, results of operations or cash flows.

Note 12 – Subsequent Events

Amended and Restated Stock Exchange Agreement with FOXO Technologies Inc.

On June 10, 2024, RHI and RCHI entered into the RCHI SEA with FOXO - see Note 1. On September 10, 2024, the RHI and RCHI entered into the Amendment. pursuant to which the RCHI SEA was amended to amend the consideration received by RHI in exchange for all of its equity interests of RCHI from 20,000 shares of Series A Preferred Stock of FOXO to $100 and a senior note in the principal amount of $22 million (subject to adjustments) (the “Note”), which is secured by all of the assets of the RCHI and SCCH under the Security and Pledge Agreement dated September 10, 2024 by, between, and among RHI, RCHI, and SCCH (the “Subsidiary Security Agreement”), with FOXO and SCCH providing a guaranty on the Note pursuant to the Guaranty Agreement dated September 10, 2024 (the “Guaranty Agreement”) and with FOXO providing a security interest in the “Collateral,” as defined in the Security and Pledge Agreement dated September 10, 2024 (the “Security Agreement”) with RHI.

The Note matures on September 10, 2026 and accrues interest on any outstanding principal amount at an interest rate of 8% per annum for the first six months increasing to 12% per annum after six months until maturity. After maturity, the default interest rate will be 20% per annum until the Note is paid in full. The Note requires principal repayments equal to 10% of the free cash flow (net cash from operations less capital expenditures) from RCHI and SCCH. Payments will be one month in arrears. The Note will be reduced by payment of 25% of any net proceeds from equity capital raised by FOXO. In addition, RHI shall have an option to exchange the principal and accrued interest of the Note into Series A Preferred Stock of FOXO subject to stockholder and NYSE American approvals.

F-13